UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 26, 2019

Universal Biosensors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of interim Principal Executive Officer

On June 26, 2019, the Board appointed Mr. Salesh Balak as interim Principal Executive Officer commencing on July 15, 2019 in Melbourne, Australia. Mr. Balak, age 50, has held the office of Chief Financial Officer for 15 years with ASX-listed entities in the manufacturing and healthcare sector, including over 12 years with Universal Biosensors, Inc. (“the Company”). Mr. Balak was appointed the Company Secretary of the Company on December 20, 2018. Prior to joining the Company, Mr. Balak spent 13 years in Business Services, Audit and Financial Advisory Services divisions of KPMG. Mr. Balak holds a Bachelor of Arts in accounting and economics and is a member of the Institute of Chartered Accountants and Certified Practicing Accountants.

Mr. Balak has served as a director of Universal Biosensors Pty Ltd since September 2010 and as a director of Hemostasis Reference Laboratory, Inc. since November 2016. Both these companies are subsidiaries of Universal Biosensors, Inc.

In connection with Mr. Balak’s appointment as interim Principal Executive Officer, there is no change to Mr. Balak’s existing employment agreement with the Company. Mr. Balak currently earns a salary of A$388,240 per year, inclusive of superannuation, subject to increases at the discretion of the Company. The superannuation entitlements will be in accordance with applicable Australian legislation and Company policies. In addition to this, the Company has granted an additional duty bonus of A$60,000 for the 2019 financial year and a performance bonus of up to 20% of base salary, the latter being at the Board’s discretion.

The Company or Mr. Balak may terminate his employment by providing the other party with 3 months’ notice (or payment in lieu), except that the Company may summarily terminate Mr. Balak’s employment without notice in certain circumstances.

Item 7.01.	Regulation FD Disclosure.

ASX Release

On June 26, 2019, the Company filed a release with the Australian Securities Exchange (“ASX”) announcing this interim Principal Executive Officer appointment. The Company is furnishing a copy of the ASX release as Exhibit 99.1 to this Current Report on Form 8-K. The furnishing of this release is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information furnished includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information provided pursuant to this Item 7.01 and Item 9.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	ASX Release of Universal Biosensors, Inc. dated June 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: June 26, 2019	By:	/s/ Salesh Balak
Salesh Balak
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Item

99.1	ASX Release of Universal Biosensors, Inc. dated June 26, 2019